EXHIBIT 10.46

     THIS TRADING PLAN IS SUBJECT TO ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AS MODIFIED HEREIN.


                            Rule l0b5-1 Trading Plan

     This Trading Plan dated April 11, 2005 (the "Trading Plan") is entered into between Community Capital Corporation ("Purchaser") and FIG Partners, LLC ("FIG"), acting as agent, for the purpose of establishing a trading plan that complies with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Purchaser and FIG agree as follows:

1. Specific Plan of Purchase. FIG agrees to effect Purchases of common stock, par value $1.00 per share, of Purchaser (the "Stock") on behalf of Purchaser in accordance with the specific instructions set forth in Exhibit A hereto (the "Purchases Instructions").

2. Fees/Commissions. Purchaser shall pay FIG $.04 per share for stock purchased; such amount to be added by FIG to the principal purchase price for securities purchased under this Trading Plan.

3. Purchaser's Representations and Warranties. As of the date hereof, Purchaser represents and warrants that:

     (a) Purchaser is not aware of any material nonpublic information concerning Purchaser or any securities of Purchaser;

     (b) Purchaser is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1; and

     (c) Purchaser is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent FIG from conducting purchases in accordance with this Trading Plan.

4.   Agreements by Purchaser.

     (a) Delivery of Funds. Purchaser agrees to deliver the appropriate funds for all shares of stock to be bought pursuant to this Trading Plan into an account at FIG in the name of and for the benefit of Purchaser (the "Plan Account") via normal T + 3 settlement after each and every purchase. Upon notification from FIG, if any, that the amount delivered is less than the amount purchased, Purchaser agrees to deliver promptly to the Plan Account the appropriate funds necessary to eliminate this shortfall.

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     (b)  No Influence. Purchaser acknowledges and agrees that Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect Purchases of Stock pursuant to this Trading Plan.

     (c) Discretion. Purchaser acknowledges and agrees that FIG and its affiliates and any of their respective officers, employees or other representatives shall not exercise discretionary authority or discretionary control in connection with effecting Purchases under this Trading Plan, except pursuant to the Purchaser's Instructions under this Trading Plan or the express provisions of this Trading Plan.

     (d) Relief from Obligation to Effect Purchases. Purchaser understands that FIG may not be able to effect a Stock purchase due to a market disruption or a legal, regulatory, or contractual restriction applicable to FIG. If any purchase cannot be executed as required by this Trading Plan, due to market disruption, a legal, regulatory or contractual restriction applicable to FIG or any other event, FIG agrees to effect such purchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, subject to the instructions set forth in this letter and in Exhibit A. In the event FIG is unable to effect a Stock purchase for the reasons set forth in this paragraph, FIG will promptly notify Purchaser's representatives in accordance with paragraph 9 below.

5. Suspension. Purchases under this Trading Plan shall be suspended as follows:

     (a) Promptly after the date on which FIG receives notice from Purchaser of legal, contractual or regulatory restrictions applicable to Purchaser or Purchaser's affiliates that would prevent FIG from buying Stock for Purchaser's account during the Plan Purchases Period (as defined below) (such notice merely stating that there is a restriction applicable to Purchaser without specifying the reasons for the restriction), including a restriction based on Purchaser's awareness of material nonpublic information in connection with a tender offer for Purchaser's securities (transactions on the basis of which Rule 14e-3 of the Exchange Act could be violated).

     (b) In the event of a Qualifying Securities Offering (as defined below), from the Suspension Date until FIG receives notice from Purchaser of the Resumption Date (each as defined below); provided, however, that
          (i) FIG has received reasonable notice of such Qualifying Securities Offering from Purchaser; and (ii) Purchaser certifies that Purchaser has no control over the date on which the Preliminary Offering Document or Underwriting Agreement (each, as defined below) is filed, used, distributed or executed, as the case may be.


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

     (c) "Qualifying Securities Offering" means any offering of securities of Purchaser for cash in which the lead underwriter, lead manager, initial purchaser, placement agent or other entity performing a similar function (each, an "Underwriter") requires Purchaser to agree to restrict Purchaser's ability to effect Purchases pursuant to this Trading Plan. "Suspension Date" means the earlier of (i) the date on which a preliminary prospectus, offering memorandum, offering circular or other disclosure document (each, a "Preliminary Offering Document") is first used to market securities of Purchaser by the Underwriter, or
          (ii) if no such offering document is used in connection with a Qualifying Securities Offering, the date on which the underwriting agreement, purchase agreement, placement agent agreement or similar agreement (each, an "Underwriting Agreement") is entered into by the Underwriter and Purchaser. "Resumption Date" means the day immediately following the expiration of the time period during which Purchaser was restricted from effecting Purchases pursuant to this Trading Plan in accordance with the Underwriting Agreement.

     (d) In the event that FIG becomes aware of material nonpublic information concerning Purchaser or the Stock, FIG may be required by applicable law or, in its sole discretion, find it advisable, to suspend Purchases under this Trading Plan. In such case, FIG shall promptly notify Purchaser of the suspension of Purchases under this Trading Plan.

6. Effectiveness and Termination. This Trading Plan is effective as of the date first written above and will terminate on the earliest to occur of the following (the "Plan Purchases Period"):

     (a)  on October 31, 2005;

     (b) upon the determination by FIG, or promptly after the determination by Purchaser and notice to FIG (either of which determinations must be reasonable), that this Trading Plan does not comply with Rule 10b5-1;

     (c) the date that the aggregate number of shares of Stock bought pursuant to this Trading Plan reaches 65,156 shares; or

     (d) Purchaser delivers written notice to FIG to terminate the Trading Plan for any reason.

7.   Indemnification.

     (a) Purchaser agrees to indemnify and hold harmless FIG and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to FIG's actions taken or not taken in compliance with this Trading Plan, arising out of or attributable to any breach by Purchaser of this Trading Plan (including Purchaser's representations and warranties hereunder), or any violation by Purchaser of applicable laws or regulations. This indemnification shall survive termination of this Trading Plan.


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

     (b) FIG agrees to indemnify and hold harmless Purchaser, and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to the negligence or willful misconduct of FIG in connection with this Trading Plan, any breach by FIG of this Trading Plan (including FIG's representations and warranties hereunder), or any violation by FIG of applicable laws or regulations. This indemnification shall survive termination of this Trading Plan.

8. Agreement to Arbitrate. If a dispute, controversy or claim (whether based upon contract, tort, statute, common law or otherwise) (collectively a "Dispute") arises from or relates directly or indirectly to the subject matter hereof, and if the Dispute cannot be settled through direct discussions, the parties shall first endeavor to resolve the Dispute by participating in a mediation administered by the American Arbitration Association (the "AAA") under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved Dispute shall be settled by binding arbitration administered by the AAA in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator, after the review rights set forth below have been exhausted, may be entered in any court having jurisdiction. The arbitration and mediation proceedings shall be conducted in Columbia, South Carolina on an expedited basis before a neutral mediator or arbitrator, as the case may be, (or multiple arbitrators if called for by the Commercial Arbitration Rules) who is a member of the Bar of the State of South Carolina, and has been actively engaged in the practice of law for at least fifteen (15) years, specializing in commercial transactions with substantial experience in the subject matter of this Trading Plan. Any attorney who serves as an arbitrator shall be compensated at a rate equal to his or her current regular hourly billing rate. Upon the request of either party, the arbitrator's award shall include findings of fact and conclusions of law provided that such findings may be in summary form. Either party may seek review of the arbitrator's award before an arbitration review panel comprised of three (3) arbitrators qualified in the same manner as the initial arbitrator (as set forth above) by submitting a written request to the AAA. The right of review shall be deemed waived unless requested in writing within ten (10) days of the receipt of the initial arbitrator's award. The arbitration review panel shall be entitled to review all findings of fact and conclusions of law in whatever manner it deems appropriate and may modify the award of the initial arbitrator in its discretion. The prevailing party in any arbitration proceeding shall be entitled to an award of all reasonable out-of-pocket costs and expenses (including attorneys' and arbitrators' fees) related to the entire arbitration proceeding (including review if applicable). A party shall not be prevented from seeking temporary injunctive relief before a court of competent jurisdiction in an emergency or other exigent situation, but responsibility for resolution of the dispute shall be appropriately transferred to the arbitrator(s) upon appointment in accordance with the provisions hereof.


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

9.   Notices.

     (a) All notices to FIG under this Trading Plan shall be provided to FIG in the manner specified by this Trading Plan by email to the address indicated below, by telephone at 404-601-7202, by facsimile at 404-591-6004, or by certified mail to the address below:

                         1545 Peachtree St. NE Suite 650
                                Atlanta, GA 30309
                         Email:elawless@figpartners.com
                             Facsimile:404-591-6004

     (b) All notices to Purchaser under this Trading Plan shall be given to Purchaser in the manner specified by this Trading Plan by email to the addresses indicated below, by telephone at (864) 941-8242, by facsimile at (864) 941-8283, or by certified mail to the address below:

                              1402C Highway 72 West
                         Greenwood, South Carolina 29646

     Officers to be notified of any repurchase activity the morning after the trade date:

Name              Title             Phone             Email

Wess Brewer       CFO               (864) 941-8290    wbrewer@capitalbanksc.com
Lee Lee M. Lee    Vice President    (864) 941-8242    llee@capitabanksc.com
Mary Beth Ginn                      (864) 941-8284    mbginn@capitalbanksc.com

10. Amendments and Modifications. This Trading Plan may be amended only upon the prior written consent of both parties hereto.

11. Assignment. The rights and obligations under this Trading Plan may not be assigned or delegated without the prior written consent of the other party hereto.

12. Inconsistency with Law. If any provision of this Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Trading Plan will continue and remain in full force and effect.

13. Governing Law. This Trading Plan shall be governed by and construed in accordance with the internal laws of the State of South Carolina and may be modified or amended only by a writing signed by the parties hereto.


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

14. Entire Agreement. This Trading Plan, including Exhibits, constitutes the entire agreement between the parties with respect to this Trading Plan and supercedes any prior agreements or understandings with regard to this Trading Plan.

15. Counterparts. This Trading Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. FIG's Representations and Warranties. FIG hereby acknowledges that the repurchase by Purchaser of securities pursuant to this Trading Plan is subject to certain rules and regulations promulgated by the Securities and Exchange Commission, including but not limited to Rule 10b-18. FIG hereby agrees to comply with any and all such rules and regulations in effecting the purchases pursuant to the Trading Plan.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Trading Plan as of the date first written above.

COMMUNITY CAPITAL CORPORATION

/s/ William G. Stevens
-------------------------------
By: William G. Stevens
Title: President and CEO


FIG PARTNERS, LLC

/s/ Geoffrey M. Hodgson
-------------------------------
Name:  Geoffrey M. Hodgson
Title:  Managing Principal



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

                                    EXHIBIT A

  This Exhibit A may not be amended except in accordance with the Trading Plan.

                              SPECIFIC INSTRUCTIONS

1. FIG shall enter a Buy Order for a specified Purchase Amount (as defined below) for the account of Purchaser on each specified Purchase Day (as defined below) at the specified Purchase Price (as defined below), subject to the following restrictions:

          In no event shall FIG buy any shares of Stock pursuant to the Trading Plan prior to April 25, 2005.

2. A "Purchase Day" shall be any day during the Plan Purchases Period that the limit price specified below is met; provided, however, that if any Purchase Day is not a Trading Day, such Purchase Day shall be deemed to fall on the next succeeding Trading Day within the Plan Purchases Period.

3. The "Purchase Amount" for any Purchase Day shall be determined in accordance with the following formula: (1)

     Until the Trading Plan is terminated, purchase the maximum amount of CYL common stock allowed under SEC Rule 10b-18 on a daily basis for the period beginning on the day listed in Paragraph 1 of this Exhibit A and ending on October 31, 2005. Purchaser will have no control as to the actual timing of the purchases or the amount to be purchased. FIG will determine the appropriate SEC Rule 10b-18 non-block calculation on a weekly basis and will have full discretion as to time and amount of purchases provided the limit price specified below is met and the total aggregate number of shares does not exceed (1) the maximum allowed by SEC Rule 10b-18 and (2) the maximum allowed by the repurchase plan authorized by the Board of Directors.

4.   The Purchase Price shall be less than or equal to $23.00 per share.

5. If a limit order is entered pursuant to this Trading Plan it will be entered as a day order.

6.   If FIG cannot buy the Purchase Amount on any Purchase Day, then:

          (a) Subject to the restrictions in paragraph 1 above, FIG may buy the amount of such shortfall as soon as, and to the extent practicable, on the immediately succeeding Trading Day. In the event all or part of such shortfall cannot be bought on the immediately succeeding Trading Day, the remaining amount of such shortfall may be bought on the immediately succeeding Trading Day until all such shares are purchased or the Trading Plan expires.


------------------
(1) This formula, together with the other provisions of this section, must identify the amount, price and dates with the specificity required by Rule 10b5-1(c)(1)(i)(B)(2).


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

          (b) If any such shortfall referred to in paragraph 6(a) above exists after the close of trading on the last Trading Day of the Plan Purchases Period, FIG's authority to buy such shares for the account of Purchaser under the Trading Plan shall terminate.

6. The Purchase Amount and the Purchase Price shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to Purchaser that occurs while the Trading Plan is in effect.

7. The term "Stock" as used in the Trading Plan shall include any class or series of common stock of Purchaser into which the Stock shall be converted whether pursuant to a reclassification, reorganization, re-incorporation or similar event.

8. A "Trading Day" is any day during the Plan Purchases Period that the AMEX (the "Principal U.S. Market") is open for business and the Stock trades regular way on the principal U.S. market; provided, however, that a "Trading Day" shall mean only that day's regular trading session of the Principal U.S. Market and shall not include any extended-hours or after-hours trading sessions that the Principal U.S. Market may allow.

9. FIG may buy stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.




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